Exhibit 99.1
Contacts: Paul Arling (UEI) 714.820.1000
Becky Herrick (IR Agency) 415.433.3777
Universal Electronics Reports Second Quarter 2011 Financial Results
CYPRESS, CA — August 4, 2011 — Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and six months ended June 30, 2011.
Paul Arling, UEI’s Chairman and CEO, stated: “During the second quarter of 2011, UEI posted strong revenue of $121.7 million and delivered 35% growth in adjusted pro forma EPS compared to the same period last year. These results reflect our ability to gain share in a challenging market. However, forecasts have indicated a difficult environment is expected for the remainder of the year. We anticipate this will have an impact on consumer electronics spending, which affects both our Business and Consumer Categories.”
“Our leadership position in the global marketplace, our broad range of products and technologies that address multiple markets, and our solid financial foundation has served us well over our history. Even in the face of this turbulent economy, we expect to become stronger than ever. We will continue to invest in innovation to ensure we grow along with the many changing options and features in home entertainment devices and content, as well as invest in regions with promising market growth. There are significant market opportunities available to us, and today we are better positioned than ever to capitalize on them.”
Financial Results for the Three Months Ended June 30: 2011 Compared to 2010
•	Net sales were $121.7 million, compared to $78.9 million.
•	Business Category revenue was $111.1 million, compared to $67.3 million. The Business Category contributed 91% of total net sales, compared to 85%.
•	Consumer Category revenue was $10.6 million, compared to $11.6 million. The Consumer Category contributed 9% of total net sales, compared to 15%.

•	Adjusted pro forma gross margins were 28.9%, compared to gross margins of 34.8%.

•	Adjusted pro forma operating expenses were $25.6 million, compared to operating expenses of $20.1 million.

•	Adjusted pro forma operating income was $9.6 million, compared to operating income of $7.3 million.

•	Adjusted pro forma net income was $7.1 million, or $0.46 per diluted share, compared to net income of $4.8 million, or $0.34 per diluted share.

•	At June 30, 2011, cash and cash equivalents was $37.9 million.
Financial Results for the Six Months Ended June 30: 2011 Compared to 2010
•	Net sales were $227.5 million, compared to $150.3 million.

•	Adjusted pro forma gross margins were 27.7%, compared to gross margins of 32.9%.

•	Adjusted pro forma operating expenses were $50.0 million, compared to operating expenses of $39.5 million.

•	Adjusted pro forma net income was $9.7 million, or $0.63 per diluted share, compared to net income of $6.6 million, or $0.47 per diluted share.

Financial Outlook
For the third quarter of 2011, the company expects net sales to range between $121 million and $127 million, compared to $79.0 million in the third quarter of 2010. Adjusted pro forma earnings per diluted share for the third quarter of 2011 are expected to range from $0.47 to $0.57, compared to earnings per diluted share of $0.34 in the third quarter of 2010.
For the full 2011 year, the company expects net sales to range between $470 million and $490 million, compared to $331.8 million in 2010. Adjusted pro forma earnings per diluted share for 2011 are expected to range from $1.75 to $1.95, compared to adjusted pro forma earnings per diluted share of $1.27 in 2010.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, August 4, 2011 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its second quarter 2011 earnings results, review the quarterly activity and answer questions. To access the call in the U.S. please dial 877-655-6895 and for international calls dial 706-758-0299 approximately 10 minutes prior to the start of the conference. The conference ID is 83606169. The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 855-859-2056 and internationally, 404-537-3406. Enter access code 83606169.
Use of Non-GAAP Financial Metrics
Non-GAAP gross margins, Non-GAAP operating expenses, and Non-GAAP net income and earnings per share are supplemental measures of the company’s performance that are not required by, and are not presented in accordance with GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Non-GAAP gross profit is defined as gross profit excluding charges related to the write-up of inventory and depreciation related to the acquisition. Non-GAAP operating expenses is defined as cash operating expenses excluding acquisition costs, amortization of intangibles and other employee related restructuring costs. Non-GAAP net income is net income from operations excluding the aforementioned items. A reconciliation of Non-GAAP financial results to GAAP results is included at the end of this press release.
About Universal Electronics Inc.
Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company’s broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. For additional information, please visit our website at www.uei.com.

Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the benefits anticipated by the Company due to continued innovation of products and technologies; new markets growth; the Company’s ability to gain market share; general economic conditions; and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
— Tables Follow —

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$37,900	$54,249
Accounts receivable, net	87,733	86,304
Inventories, net	76,497	65,402
Prepaid expenses and other current assets	2,855	2,582
Deferred income taxes	6,195	5,896

Total current assets	211,180	214,433
Property, plant, and equipment, net	78,395	78,097
Goodwill	31,033	30,877
Intangible assets, net	34,358	35,994
Other assets	5,365	5,464
Deferred income taxes	7,479	7,806

Total assets	$367,810	$372,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,705	$56,086
Notes payable	20,600	35,000
Accrued sales discounts, rebates and royalties.	6,135	7,942
Accrued income taxes	2,283	5,873
Accrued compensation	29,681	30,634
Deferred income taxes	49	—
Other accrued expenses	12,682	13,295

Total current liabilities	131,135	148,830
Long-term liabilities:
Deferred income taxes	11,547	11,369
Income tax payable	1,212	1,212
Other long-term liabilities	5	56

Total liabilities	143,899	161,467

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 21,029,169 and 20,877,248 shares issued on June 30, 2011 and December 31, 2010, respectively	210	209
Paid-in capital	170,788	166,940
Accumulated other comprehensive income (loss)	3,704	(489)
Retained earnings	142,018	134,070

	316,720	300,730
Less cost of common stock in treasury, 6,048,261 and 5,926,071 shares on June 30, 2011 and December 31, 2010, respectively	(92,809)	(89,526)

Total stockholders’ equity	223,911	211,204

Total liabilities and stockholders’ equity	$367,810	$372,671

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net sales	$121,746	$78,892	$227,458	$150,268
Cost of sales	86,802	51,467	164,935	100,779

Gross profit	34,944	27,425	62,523	49,489
Research and development expenses	3,157	2,488	6,414	5,257
Selling, general and administrative expenses	23,477	17,621	45,264	34,229

Operating income	8,310	7,316	10,845	10,003
Interest (expense) income, net	(69)	17	(154)	100
Other (expense) income, net	(384)	(21)	(418)	22

Income before provision for income taxes	7,857	7,312	10,273	10,125
Provision for income taxes	(1,736)	(2,535)	(2,325)	(3,512)

Net income	$6,121	$4,777	$7,948	$6,613

Earnings per share:
Basic	$0.41	$0.35	$0.53	$0.48

Diluted	$0.40	$0.34	$0.52	$0.47

Shares used in computing earnings per share:
Basic	15,025	13,601	15,000	13,650

Diluted	15,407	13,929	15,395	14,011

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months Ended
	June 30,
	2011	2010
Cash provided by operating activities:
Net income	$7,948	$6,613
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,588	3,079
Provision for doubtful accounts	237	747
Provision for inventory write-downs	2,099	1,450
Deferred income taxes	645	33
Tax benefit from exercise of stock options and vested restricted stock	374	109
Excess tax benefit from stock-based compensation	(344)	(103)
Shares issued for employee benefit plan	396	375
Stock-based compensation	2,085	2,532
Changes in operating assets and liabilities:
Accounts receivable	262	3,872
Inventories	(11,409)	(6,368)
Prepaid expenses and other assets	(78)	307
Accounts payable and accrued expenses	(2,514)	2,992
Accrued income taxes	(3,696)	(1,909)

Net cash provided by operating activities	4,593	13,729

Cash (used for) provided by investing activities:
Term deposit	—	49,246
Acquisition of property, plant, and equipment	(5,554)	(3,041)
Acquisition of intangible assets	(513)	(749)

Net cash (used for) provided by investing activities	(6,067)	45,456

Cash used for financing activities:
Payment of debt	(14,400)	—
Proceeds from stock options exercised	1,212	257
Treasury stock purchased	(3,500)	(7,308)
Excess tax benefit from stock-based compensation	344	103

Net cash used for financing activities	(16,344)	(6,948)

Effect of exchange rate changes on cash	1,469	(2,415)

Net (decrease) increase in cash and cash equivalents	(16,349)	49,822
Cash and cash equivalents at beginning of period	54,249	29,016

Cash and cash equivalents at end of period	$37,900	$78,838

Supplemental Cash Flow Information — We had net income tax payments of $6.4 million and $5.6 million during the six months ended June 30, 2011 and 2010, respectively. We had interest payments of $0.2 million and $0 during the six months ended June 30, 2011 and 2010, respectively.

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS
(In thousands)
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2011			June 30, 2010
			Adjusted			Adjusted
	GAAP	Adjustments	Pro Forma	GAAP	Adjustments	Pro Forma
Net sales	$121,746	$—	$121,746	$78,892	$—	$78,892
Cost of sales (1)	86,802	(277)	86,525	51,467	—	51,467

Gross profit	34,944	277	35,221	27,425	—	27,425
Research and development expenses	3,157	—	3,157	2,488	—	2,488
Selling, general and administrative expenses (2)	23,477	(1,026)	22,451	17,621	—	17,621

Operating income	8,310	1,303	9,613	7,316	—	7,316
Interest (expense) income, net	(69)	—	(69)	17	—	17
Other (expense) income, net	(384)	—	(384)	(21)	—	(21)

Income before provision for income taxes	7,857	1,303	9,160	7,312	—	7,312
Provision for income taxes (3)	1,736	296	2,032	2,535	—	2,535

Net income	$6,121	$1,007	$7,128	$4,777	$—	$4,777

Earnings per share diluted	$0.40	$0.06	$0.46	$0.34	$—	$0.34

	Six Months Ended			Six Months Ended
	June 30, 2011			June 30, 2010
			Adjusted			Adjusted
	GAAP	Adjustments	Pro Forma	GAAP	Adjustments	Pro Forma
Net sales	$227,458	$—	$227,458	$150,268	$—	$150,268
Cost of sales (1)	164,935	(554)	164,381	100,779	—	100,779

Gross profit	62,523	554	63,077	49,489	—	49,489
Research and development expenses	6,414	—	6,414	5,257	—	5,257
Selling, general and administrative expenses (2)	45,264	(1,659)	43,605	34,229	—	34,229

Operating income	10,845	2,213	13,058	10,003	—	10,003
Interest (expense) income, net	(154)	—	(154)	100	—	100
Other (expense) income, net	(418)	—	(418)	22	—	22

Income before provision for income taxes	10,273	2,213	12,486	10,125	—	10,125
Provision for income taxes (3)	2,325	441	2,766	3,512	—	3,512

Net income	$7,948	$1,772	$9,720	$6,613	$—	$6,613

Earnings per share diluted	$0.52	$0.11	$0.63	$0.47	$—	$0.47

(1)	To reflect depreciation expense of $0.3 million and $0.6 million for the three and six months ending June 30, 2011, respectively, relating to the mark-up in fixed assets from cost to fair value as part of the Enson Assets Limited acquisition.

(2)	To reflect $0.6 million and $1.3 million of amortization expense for the three and six months ended June 30, 2011, respectively, relating to intangible assets acquired as part of the Enson Assets Limited acquisition. Also, in the second quarter 2011, an additional $0.4 million is reflected representing other employee related restructuring costs.

(3)	To reflect the tax effect of the adjustments.